Exhibit 99.1

FAIRNESS OPINION BY PALISADES CAPITAL GROUP, LLC.




                                 FANTATECH INC.
                                FAIRNESS OPINION




                           PREPARED SEPTEMBER 10, 2004
                           ---------------------------

                                       BY

                          PALISADES CAPITAL GROUP, LLC
                          ----------------------------

                                  INTRODUCTION

Fantatech Inc., ("the Company"), (FNTN-OTCEBB), has retained Palisades Capital Group, LLC ("Palisades") to issue a Fairness Opinion (the "Opinion") on a proposed transaction pursuant to which the Company intends to acquire the remaining 34.59% equity interest in Shenzhen Digitainment Co. Ltd. ("SDCL") not already owned, directly or indirectly, by the Company. The Company's intends to issue common stock as consideration for the acquisition.

In order to assist the Board of Directors to make the final decision and formal offer for the acquisition, the Audit Committee of the Company has requested that Palisades provide an Opinion to the Board as to the "fairness" of the number of shares to be issued by the Company as consideration for the acquisition.


Fairness Opinion submitted by:

John W. Barrett
President

Kathleen A. Barrett
Director of Research

                                EXECUTIVE SUMMARY

The Report is divided into four sections:

I.   BACKGROUND
II.  PROPOSED ACQUISITION
III. VALUATION OF FANTATECH "POST ACQUISITION"
IV.  VALUE OF RESTRICTED STOCK

VALUATION USING DISCOUNTED CASH FLOW

Using this method, the Post-Acquisition value of the Company is $34,951,501. This represents a premium of over $14,000,000 on the current value of the Company.

VALUATION USING DISCOUNTED NET INCOME

Using this method, the value of the Company after the acquisition is $30,789,926. This represents an increase of 1/3+ over the current value of the Company or a premium of over $10,000,000.

THE VALUE OF RESTRICTED SECURITIES TO BE ISSUED BASED UPON RULE 144

In general, based upon our past experience we conclude that the discount afforded to buyers of restricted stock (or securities convertible or exercisable into restricted stock) could range from 25% to 70% depending upon the circumstances. The fact that the Company's common stock trades on the OTC EBB, under "penny stock" rules increases the inherent risk of volatility and instability in the Company's common stock; therefore, the size of the market discount.

Any discount applied to the newly issue common stock would also impact the overall value of the Company's existing outstanding restricted and unrestricted common stock; however, the ratio of the total current market value to each interest would remain the same regardless of what share price was assigned to the transaction (i.e., total market value with or without discount / 65.41 x 34.59).

OPINION

     - BASED ON THE ABOVE VALUATIONS, IT IS OUR OPINION THAT THE PROPOSED ACQUISITION IS FAIR AND BENEFICIAL TO THE EXISTING STOCKHOLDERS. IN ADDITION, BECAUSE ANY DISCOUNT APPLIED TO THE VALUE OF THE EXISTING SHARES OF COMMON STOCK WOULD ALSO BE IMMEDIATELY APPLIED TO THE NEWLY ISSUED SHARES, IT IS OUR OPINION THAT THE 10,000,000 SHARES OF COMMON STOCK TO BE ISSUED BY THE COMPANY AS CONSIDERATION IN THE TRANSACTION WOULD BE FAIR AND BENEFICIAL TO THE EXISTING SHAREHOLDERS.

                                    SECTION I

                                   BACKGROUND

Fantatech Inc. (formerly known as Lucas Educational Systems, Inc.) is a Delaware corporation that owns all of the capital stock of Intsys Shares Limited
("Intsys"), a British Virgin Islands corporation. Intsys owns two subsidiary companies, Shenzhen Digitainment Co. Ltd ("SDCL" or "Digitainment", located in Shenzhen, Peoples Republic of China ("PRC"), and Hytechnology Inc. (a Delaware company). In addition, SDCL owns 40% of Fantatech Development Inc.

In May 2002, Intsys acquired a 65.41% equity interest in SDCL. SDCL was established in 1998 to take advantage of the growing demand for hi-tech entertainment and amusement products. SDCL is engaged in design, development and production of hi-tech entertainment and amusement products, including 4D theater, digital film, indoor entertainment centers, large size indoor attractions and theme parks.

In August 2003, a Chinese company named Fantatech Development, Inc. ("FDI") was formed which is owned 40% by SDCL, 40% by Shenzhen Huaqiang Industry Company Limited ("SHICL") and 20% by Shenzhen Huaqiang Venture Capital Company Limited ("SHVCCL"). FDI was established to engage in the construction and operation of hi-tech entertainment and amusement centers and theme parks. SHVCCL assigned all of its management and control rights to SDCL.(i)

CURRENT  CORPORATE  STRUCTURE

                                  [FANTATECH INC.
                                 (FNTN) DELAWARE]
                                        |
                   100%                 |
                                [INTSYS SHARE LTD
                                 (INTSYS) - BVI]
           |----------------------------|-------------------------|
       70% |                                         65.41%       |
                                                              [SHENZHEN]
[HYTECHNOLOGY INC. (HTI)]                                     [DIGITAINMENT CO]
[DELAWARE]                                                    [LTD (SDCL) - PRC]
                                                                 |
                                                          40%    |
                                                               [FANTATECH]
                                                               [DEVELOPMENT]
                                                               [INC. (FDI)]
                                                               [- PRC]


     MAJOR OPERATIONS AND BUSINESSES
     -------------------------------

- Fantatech Inc. is an investment holding company that has no direct business or operations, apart from its management office.

- Intsys Share Ltd serves as the intermediate holding company with no direct business or operations.

- Hytechnology Inc. is engaged in marketing of the company's electronic entertainment products in the U.S. It also owns a U.S. registered brand name: "FantaWild", which is also used by the Company in building electronic theme parks and amusement parks for the U.S. market.

- SDCL is a PRC joint venture corporation, whose principal businesses are the construction and operation of hi-tech entertainment and amusement centers and theme parks. It also designs, develops and manufactures hi-tech entertainment and amusement products, such as 4D theaters, digital files, indoor entertainment centers, large size indoor attractions and theme parks. SDCL also owns a PRC registered brand name "FantaWild".

- FDI is a PRC joint venture company established for the operation and investment in hi-tech amusement centers and theme parks. Currently, it operates amusement centers in Shenzhen, Zhuhai, Shanxi, Dalian, Nanjing and Hunan.

                                   SECTION II

                              PROPOSED ACQUISITION

The remaining 34.59% interest in SDCL is held by Shenzhen Yongfenguo Investment and Development Co., Ltd. ("Yongfenguo"). Yongfenguo also is a 35% shareholder of Hyvision Digital Film Inc., which is a supplier of digital film from which the Company has purchased components for its products.

Yongfenguo has notified the Company of its intention to dispose its 34.59% interest in SDCL. Intsys, being the joint venture partner, has the first right to acquire the interest from Yongfenguo. The Company has the intention to acquire via Intsys the remaining 34.59% equity interest in SDCL through the issuance of the Company's common stock as consideration for the acquisition.

Management of the Company has determined that the only operational asset of the Company is the investment in SDCL. HTI has only minimal value in terms of its earning power or profit contribution to the Group. HTI is dependent on the supply of products as well as marketing resources from SDCL. SDCL may at any time choose to market its products using different brand names via different companies. Accordingly, the existing 65.41% interest in SDCL represents the only meaningful asset of the Company.

There are 20,096,117 shares of the Company's common stock issued and outstanding. Management believes that the indicative value of each percent of the interest in SDCL may be 307,233 share of common stock in the Company (i.e. 20,096,117 divided by 65.41%).

Therefore, Management believes that the value of the remaining 34.59% interest in SDCL is worth approximately 10,627,193 shares of common stock. Taking into account the liquidity of the Company's listed shares, the Company considered that the issuance of 10,000,000 shares of common stock in return for the 34.59% interest in SDCL would be fair and beneficial to the existing shareholders.

Alternatively, although trading activity in shares of the common stock of Fantatech Inc. was generally limited and sporadic the last sales price of the common was $1.10 per share. Management believes that this share price may be used as a reference to the value of the Company's stock.

Assuming that the current fair price per share is $1.00, the market value of the Company is approximately $20,096,117. As a result, the value of the 65.41% investment in SDCL would be $20,096,117 less the trademark value of HTI of $170,950, which equals to $19,925,167. Therefore, the value of the remaining 34.59% interest in SDCL should be around $10,536,786 (i.e. $19,925,167 / 65.41 x
34.59).

THEREFORE, MANAGEMENT BELIEVES THAT THE NUMBER OF SHARES OF COMMON STOCK TO BE ISSUED SHOULD BE APPROXIMATELY 10,000,000 SHARES.(ii, iii)

CORPORATE STRUCTURE AFTER THE PROPOSED ACQUISITION


                         [FANTATECH INC.]
                         [(FNTN) DELAWARE[
                                  |
                          100%    |
                         [INTSYS SHARE LTD]
                          [(INTSYS) - BVI]

                                  |
                |----------------------------------|--------------------|
            70% |                                  |              100%  |
[HYTECHNOLOGY  INC.]                         [NEW  COMPANY]             |
[(HTI)]                                                 |               |
[DELAWARE]                                              |               |
                                                        |               | 65.41%
                                                        |       34.59%  |
                                                     [SHENZHEN DIGITAINMENT]
                                                     [CO LTD (SDCL) - PRC]
                                                               |
                                                          40%  |
                                                               |
                                                     [FANTATECH DEVELOPMENT]
                                                        [INC. (FDI) - PRC]
                                                                              iv

                                   SECTION III

                    VALUATION OF FANTATECH "POST ACQUISITION"

One way to assess the fairness of the proposed acquisition is to compare the current value of the company to the expected value "post acquisition." Although there are a variety of techniques for valuing companies, a consensus has emerged in recent years that the most reliable is to use the discounted income method. Discounted cash flows or income are especially useful when future returns will be significantly different than past performance because of changes to the business structure. (v)

Establishing the value of the Company requires a two-part process. First, projections of cash flow or net income for a 4 year period (2004-2007) are discounted to a present value. High discount rates are used for the present value calculations to counter the uncertainties of financial projections and the cost of capital.

The second part of the process is to estimate a Continuing Value (CV) to represent the cash flows of the company after the specified periods, and this is also discounted to the date of the valuation.(vi) The continuing value represents the terminal sale value at the end of the 4 year period and is defined as follows: Continuing Value = Cash Flow (or Est. Net Income) for the next year/ (discount rate minus the perpetual growth rate)

Below are estimates of the Post-Acquisition value of Fantatech using both free cash flows and net income:

(1) VALUATION USING DISCOUNTED CASH FLOW

Fantatech makes the following cash flow projections for the coming years:

Projected Cash Flow - 2004 - 2007

Year   Cash Flow

2004  (4,170,555)
2005    (755,833)
2006   2,946,505
2007  (2,871,922)

The fact that the last cash flow figure is negative requires us to deviate from the traditional method of calculating a CV figure. We will instead interpret the CV as a termination value-or selling value at the end of the year 2007. The still-negative cash flows are misleading as an indicator of financial strength in this case. The negative values reflect the fact that sizeable investments in plant and equipment have been financed internally and with modest equity financing--without additional debt. The Company will be virtually debt free by the end of 2007 (debt/equity = 4,887,000/49,216,000), will have sales over $28,000,000 and net income over $12,000,000. To more accurately reflect the value of the firm at this point in time we have used the following formula: Net Income/ (Discount Rate-Growth Rate)

Present Value of Cash Flows:

Discount Rate:  20%
Growth Rate:     5%

Year                Cash Flow   Present Value
2004               (4,170,555)     -3,475,463
2005                 (755,833)       -524,884
2006                2,946,505       1,705,153
2007               (2,871,922)     -1,384,993

                   Termination Value
                   80,106,667     38,631,687
                   TOTAL          34,951,501

USING THIS METHOD, THE POST-ACQUISITION VALUE OF THE COMPANY IS $34,951,501. THIS REPRESENTS A PREMIUM OF OVER $14,000,000 ON THE CURRENT VALUE OF THE COMPANY.

(2) VALUATION USING DISCOUNTED NET INCOME

Projected Net Income - 2004 - 2007

Year  Net Income

2004   1,011,524
2005   3,023,114
2006   6,608,436
2007  12,015,855


The  basis  for the Continuing Value is interpolated from the projected figures:


                             [Graphic Omitted]


Using these figures yields the following value for the Company. (Note: We have added a premium to the usual discount rate because we are using projected net income figures rather than free cash flow,)

Present Value of Net Income Stream

Discount Rate:  35%
Growth Rate:     5%

Year                Net Income  Present Value
2004                 1,011,524        749,277
2005                 3,023,114      1,658,773
2006                 6,608,436      2,685,947
2007                12,015,855      3,617,592
2008                22,000,000

                    Continuing Value
                    73,333,333     22,078,337
                    TOTAL          30,789,926


USING THIS METHOD, THE VALUE OF THE COMPANY AFTER THE ACQUISITION IS $30,789,926. THIS REPRESENTS AN INCREASE OF 1/3+ OVER THE CURRENT VALUE OF THE COMPANY OR A PREMIUM OF OVER $10,000,000.

                                   SECTION IV

                          VALUE OF THE RESTRICTED STOCK

STOCK TRADING ACTIVITY

Over the last year the trading activity of Fantatech Inc. has been very limited. Management believes that a price of $1.01, based upon the last sales price of the common stock on June 15, 2004, could be used as a reference to the value of the Company's common stock.

Management assumes that using the current fair price per share is $1.00 the market value of the Company is approximately $20,096,117 (based upon the current number of shares outstanding). As a result, the value of the 65.41% investment in SDCL would be $20,096,117 less the trademark value of HTI of $170,950, which equals to $19,925,167. Therefore, the value of the remaining 34.59% interest in SDCL should be around $10,536,786 (i.e. $19,925,167 / 65.41 x 34.59). (vii)

The Company's shares of common stock trade on the EBB under the symbol FNTA. Since the inception of trading, the Company's common stock has traded under the "penny stock" rules of both the SEC and NASDAQ. Trading activity from March 10, 2004 through June 15, 2004: (viii)

Date       Open  High  Low   Close  Volume  Adj. Close*
---------  ----  ----  ----  -----  ------  -----------

15-JUN-04  1.01  1.01  0.55   0.55    1000          1.1
14-Jun-04   2.5   2.5  2.45   2.45     890          4.9
10-Jun-04  2.45  2.45  2.45   2.45       0          4.9
9-Jun-04   2.45  2.45  2.45   2.45       0          4.9
8-Jun-04   2.45  2.45  2.45   2.45       0          4.9
7-Jun-04   2.45  2.45  2.45   2.45       0          4.9
4-Jun-04   2.45  2.45  2.45   2.45       0          4.9
3-Jun-04    2.5   2.5  2.45   2.45    3000          4.9
2-Jun-04   2.45  2.45  2.45   2.45       0          4.9
1-Jun-04    2.5   2.5  2.45   2.45    2000          4.9
28-May-04  2.45  2.45  2.45   2.45       0          4.9
27-May-04  2.45  2.45  2.45   2.45       0          4.9
26-May-04  2.45  2.45  2.45   2.45       0          4.9
25-May-04  2.55  2.55  2.45   2.45    3593          4.9
24-May-04   2.5   2.5   2.5    2.5       0            5
21-May-04   2.5   2.5   2.5    2.5       0            5
20-May-04   2.5   2.5   2.5    2.5       0            5
19-May-04   2.5   2.5   2.5    2.5       0            5
18-May-04   2.5   2.5   2.5    2.5       0            5
17-May-04   2.5   2.5   2.5    2.5       0            5
14-May-04   2.5   2.5   2.5    2.5       0            5
13-May-04   2.5   2.5   2.5    2.5       0            5
12-May-04     2   2.5     2    2.5    1000            5
11-May-04  1.75  1.75  1.75   1.75     500          3.5
10-May-04  1.02  1.75  1.02   1.75    5560          3.5


                                       32

7-May-04   0.42  0.42  0.42   0.42       0         0.84
6-May-04   0.42  0.42  0.42   0.42       0         0.84
5-May-04   0.42  0.42  0.42   0.42       0         0.84
4-May-04   0.42  0.42  0.42   0.42       0         0.84
3-May-04   0.42  0.42  0.42   0.42       0         0.84
30-Apr-04  0.42  0.42  0.42   0.42       0         0.84
29-Apr-04  0.42  0.42  0.42   0.42       0         0.84
28-Apr-04  0.42  0.42  0.42   0.42       0         0.84
27-Apr-04  0.42  0.42  0.42   0.42       0         0.84
26-Apr-04  0.42  0.42  0.42   0.42       0         0.84
23-Apr-04  0.42  0.42  0.42   0.42       0         0.84
21-Apr-04  0.42  0.42  0.42   0.42       0         0.84
20-Apr-04  0.42  0.42  0.42   0.42       0         0.84
16-Apr-04  0.42  0.42  0.42   0.42       0         0.84
15-Apr-04  0.42  0.42  0.42   0.42       0         0.84
14-Apr-04  0.42  0.42  0.42   0.42       0         0.84
13-Apr-04  0.42  0.42  0.42   0.42       0         0.84
12-Apr-04  0.42  0.42  0.42   0.42       0         0.84
8-Apr-04   0.42  0.42  0.42   0.42       0         0.84
7-Apr-04   0.42  0.42  0.42   0.42       0         0.84
6-Apr-04   0.42  0.42  0.42   0.42       0         0.84
5-Apr-04   0.42  0.42  0.42   0.42       0         0.84
2-Apr-04   0.42  0.42  0.42   0.42       0         0.84
1-Apr-04   0.42  0.42  0.42   0.42       0         0.84
31-Mar-04  0.42  0.42  0.42   0.42       0         0.84
30-Mar-04  0.42  0.42  0.42   0.42       0         0.84
29-Mar-04  0.42  0.42  0.42   0.42       0         0.84
26-Mar-04  0.42  0.42  0.42   0.42       0         0.84
25-Mar-04  0.42  0.42  0.42   0.42       0         0.84
24-Mar-04  0.42  0.42  0.42   0.42       0         0.84
23-Mar-04  0.42  0.42  0.42   0.42       0         0.84
22-Mar-04  0.42  0.42  0.42   0.42       0         0.84
19-Mar-04  0.42  0.42  0.42   0.42       0         0.84
18-Mar-04  0.42  0.42  0.42   0.42       0         0.84
17-Mar-04  0.42  0.42  0.42   0.42       0         0.84
16-Mar-04  0.42  0.42  0.42   0.42       0         0.84
15-Mar-04  0.42  0.42  0.42   0.42       0         0.84
12-Mar-04  0.42  0.42  0.42   0.42       0         0.84
11-Mar-04  0.42  0.42  0.42   0.42       0         0.84
10-Mar-04  0.42  0.42  0.42   0.42     125         0.84

Management bases its value of the Company on its most recent trade of $1.01 per share. However, a majority of the common stock is restricted and the acquisition would increase the amount of restricted stock outstanding under SEC Rule 144. The question is whether a pre-acquisition value of almost $20 million dollars is an accurate reflection of the market value of the Company, and does this value have any determination in the fairness to the existing shareholders of issuing an additional 10 million shares as consideration.

RULE 144 AND RESTRICTED SECURITIES

Rule 144 of the Securities Act of 1933 defines restricted stocks of publicly traded companies as securities acquired directly or indirectly from the issuer in a transaction(s) not involving a registered public offering.

On February 18, 1997, the SEC adopted changes to Rule 144 that shorten the holding periods before unregistered resales of restricted stock will be permitted. As set forth in a June 1997 article by Brobeck, Phleger & Harrison LLP, Rule 144(d) now allows limited re-sales by non-affiliated holders of restricted securities after a one-year holding period, compared to two years under the old rule. The SEC also shortened, under Rule 144(k), the holding period for unlimited re-sales by non-affiliate holders from three years to two years. Affiliates or insiders are still subject to insider trading regulations, the short swing profit rule and appropriate company policies. (ix)

As the article indicates, "Rule 144 sets forth conditions which, if satisfied, permit persons holding control and restricted securities to sell such securities publicly without registration and without being deemed underwriters. Rule 144 sets forth a holding period for restricted securities to establish that the holder did not purchase such securities with a view to an unregistered public distribution. Under Rule 144, several provisions must be met with respect to sales of control securities at any time and sales of restricted securities held between one and two years." (x, xi)

THE VALUE OF RESTRICTED SECURITIES TO BE ISSUED BASED UPON RULE 144

J. MICHAEL JULIUS, IN AN ARTICLE IN THE JANUARY 11, 1997 EDITION OF THE INVESTMENT DEALER'S DIGEST, INC., INDICATES THERE ARE AT LEAST TWO METHODS FOR ESTABLISHING AN APPROPRIATE DISCOUNT TO THE PUBLIC STOCK PRICE. THE FIRST METHOD IS TO OBTAIN PRICING DATA ON RECENT PUBLICLY DISCLOSED PRIVATE PLACEMENT TRANSACTIONS, INCLUDING THE FINANCIAL DATA OF ISSUING COMPANIES. AN APPROPRIATE DISCOUNT MUST THEN BE SELECTED AFTER GIVING CONSIDERATION TO ANY RESTRICTIONS ON TRANSFER BEYOND THOSE OF RULE 144 OR SPECIAL RIGHTS GRANTING ELEMENTS OF CORPORATE CONTROL.

AN ALTERNATIVE OR SECOND METHOD IS TO DETERMINE THE COST OF HEDGING THE RESTRICTED SECURITIES OVER THE EXPECTED PERIOD OF THE RULE 144 HOLDING (OR LOCKUP) PERIOD. THE KEY CONSIDERATIONS ARE THE PRESENCE OF ANY REGISTRATION FEATURES THAT WOULD SHORTEN THE HOLDING PERIOD.

In addition to the provisions in SEC Rule 144, we have considered our own experience in structuring transactions involving unregistered securities. Certain principals of Palisades Capital Group have extensive experience in trading high-risk securities such as high yield and bankrupt debt securities, 144 and other unregistered securities.

In general, based upon our past experience we conclude that the discount afforded to buyers of restricted stock (or securities convertible or exercisable into restricted stock) could range from 25% to 70% depending upon the circumstances. The fact that the Company's common stock trades on the OTC EBB, under "penny stock" rules increases the inherent risk of volatility and instability in the Company's common stock; therefore, the size of the market discount.

ANY DISCOUNT APPLIED TO THE NEWLY ISSUE COMMON STOCK WOULD ALSO IMPACT THE OVERALL VALUE OF THE COMPANY'S EXISTING OUTSTANDING RESTRICTED AND UNRESTRICTED COMMON STOCK; HOWEVER, THE RATIO OF THE TOTAL CURRENT MARKET VALUE TO EACH INTEREST WOULD REMAIN THE SAME REGARDLESS OF WHAT SHARE PRICE WAS ASSIGNED TO THE TRANSACTION (I.E., TOTAL MARKET VALUE WITH OR WITHOUT DISCOUNT / 65.41 X 34.59).


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                          GENERAL CONCLUSIONS & OPINION

VALUATION USING DISCOUNTED CASH FLOW

Using this method, the Post-Acquisition value of the Company is $34,951,501. This represents a premium of over $14,000,000 on the current value of the Company.

VALUATION USING DISCOUNTED NET INCOME

Using this method, the value of the Company after the acquisition is $30,789,926. This represents an increase of 1/3+ over the current value of the Company or a premium of over $10,000,000.

THE VALUE OF RESTRICTED SECURITIES TO BE ISSUED BASED UPON RULE 144

In general, based upon our past experience we conclude that the discount afforded to buyers of restricted stock (or securities convertible or exercisable into restricted stock) could range from 25% to 70% depending upon the circumstances. The fact that the Company's common stock trades on the OTC EBB, under "penny stock" rules increases the inherent risk of volatility and instability in the Company's common stock; therefore, the size of the market discount.

Any discount applied to the newly issue common stock would also impact the overall value of the Company's existing outstanding restricted and unrestricted common stock; however, the ratio of the total current market value to each interest would remain the same regardless of what share price was assigned to the transaction (i.e., total market value with or without discount / 65.41 x 34.59).

OPINION

-    BASED  ON  THE  ABOVE  VALUATIONS,  IT  IS  OUR  OPINION  THAT THE PROPOSED
     ACQUISITION IS FAIR AND BENEFICIAL TO THE EXISTING STOCKHOLDERS. IN ADDITION, BECAUSE ANY DISCOUNT APPLIED TO THE VALUE OF THE EXISTING SHARES OF COMMON STOCK WOULD ALSO BE IMMEDIATELY APPLIED TO THE NEWLY ISSUED SHARES, IT IS OUR OPINION THAT THE 10,000,000 SHARES OF COMMON STOCK TO BE ISSUED BY THE COMPANY AS CONSIDERATION IN THE TRANSACTION WOULD BE FAIR AND BENEFICIAL TO THE EXISTING SHAREHOLDERS.


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                                    END NOTES

-------------------------------
i    Fantatech Inc. Form 10-KSB For the fiscal year ended December 31, 2003 page
     3.
ii   Work  product,  Summary  of  the  proposed  acquisition  August  24,  2004
iii  Draft  of  Share  Exchange  Agreement  page  1-2
iv   Ibid  Work  product,  Summary
v J.M. O'Brien, "Valuation Update", J.M. O'Brien & Company, Certified Public Accountants, February 2002
vi   Charles  T. Hardy, "Valuing Early Stage Companies," Valuation Fundamentals,
                                                         ----------------------
     charlesthardyphdmba.com/valuation See also "Judges & Lawyers Business Valuation Update," Volume 3, Issue 3, March 2001
vii  Ibid  Work  product,  Summary
viii Internet  site  Yahoo  Finance  at  Yahoo.com
ix A Summary of Recent and Proposed Amendments to Rule 144 and Rule 145 of the Securities Act of 1933, as amended, by Thomas W Kellerman and Tomas C. Tovar - Brobeck, Phleger & Harrison LLP June 1997. Web page published.
x    Ibid.
xi   SEC  Release  #33-7390;  file  number  S7-17-95


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